EXHIBIT 10


                       AGREEMENT FOR CONSULTING SERVICES


      This Agreement made and entered into as of January 1, 1996, by and between Colorado Interstate Gas Company of Colorado Springs, Colorado, (hereinafter "the Company") and Harold Burrow of Houston, Texas, (hereinafter "the Consultant").

      WHEREAS, the Company requires the services of the Consultant from time to time; and,

      WHEREAS, Consultant is well qualified and willing to perform such services;

      NOW, THEREFORE, the Company and the Consultant agree as follows:

      1. TERM: - This Agreement shall be effective from the date hereof and shall remain in effect until terminated by either party in accordance with the termination provisions set forth below.

      2. SCOPE OF SERVICES: - Consultant agrees to provide the Company with such services as shall be requested by the Company from time to time; provided, however, nothing in this Agreement shall be deemed to constitute a promise by the Company to provide, or the Consultant to perform, any minimum amount of work.

      The Company shall inform and direct the Consultant as to the desired activities. It shall be Consultant's responsibility to see that such activities are performed in a proper manner and that periodic progress reports are provided upon request, thereby enabling the Company to monitor the quality and progress of the activity.

      3. INDEPENDENT CONTRACTOR: - The Consultant agrees that he is acting as an independent contractor. The Consultant will be responsible for the payment of all taxes associated with the consulting services performed hereunder including, but not limited to, federal withholding, social security, worker's compensation, unemployment, and any other taxes associated with the employment of Consultant as an independent contractor.

      4. COMPENSATION: - The Company agrees to pay, and the Consultant agrees to accept as a fee for his services, the sum of $2,500.00 for each calendar month during which this Agreement remains in effect, with partial months to be compensated on a pro-rata basis.

      The Company further agrees that it will reimburse consultant for all reasonable travel and other expenses incurred in connection with the performance of the services contemplated by this Agreement.

      Further, in order to facilitate the cooperation between the parties hereto and provide an unrestricted flow of vital company information between the Company and the Consultant, to the ultimate benefit of the Company, it is agreed and understood that Company will provide Consultant, at no cost to Consultant, with office, automobile, office furniture, office equipment and qualified office assistance of the quality and amount heretofore provided to Consultant when same was an employee of the Company. It is agreed and understood that the cost to the Company in connection with items provided under the provisions of this paragraph may be allocated between itself and any of its affiliates who have comparable agreements with Consultant in such proportions as they may agree upon.

      5. PAYMENT FOR CONSULTING SERVICES: - The Company will pay Consultant each month the agreed upon fee as specified in Section 4 hereof. In addition thereto the Company, upon receipt of statement from Consultant, shall make prompt payment to Consultant such amounts as may be due for travel and other expenses as specified in Section 4 hereof.

      6. CONFIDENTIAL INFORMATION: - Confidential information shall include all information disclosed to the Consultant or which Consultant has heretofore acquired which relates to the Company's past, present, or future research, development, or business activities.

      Consultant shall hold all such confidential information in trust and confidence for the Company and agrees that he will not, during or after the term of this Agreement, disclose to any person, firm or corporation, nor use for his own business or benefit, any such confidential information not in the public domain, obtained by him while in the execution of the terms and conditions of his Agreement.


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      7. TERMINATION: - Either party shall have the right to terminate this
Agreement with or without cause at any time by providing the other party with a certified, return receipt written notice of termination at least 30 days in advance of such termination. Upon termination, all Company property will be surrendered and the Consultant will be obligated to provide no further services to the Company. Termination will become effective upon completion of payment to the Consultant for all services rendered up to and including the date of termination.

      8. ASSIGNMENT: - The Consultant shall not assign this Agreement or any part hereof without the written consent of the Company.

      9. HOLD HARMLESS: - The Consultant agrees that no liability shall attain in favor of the Consultant as against any officer, director, member, agent, or employee of the Company, but that he will instead look solely to the assets of the Company for satisfaction of any debts arising out of this Agreement. The Consultant further agrees to hold the Company harmless and to accept full responsibility for any additional income or employment taxes incurred by virtue of the execution or performance of this agreement. The Consultant further agrees that during the term of this Agreement he will maintain in force and effect automobile liability insurance in a sufficient amount.

      10. SOLE AGREEMENT: - This Agreement shall supersede any and all prior agreements and understandings between the parties respecting the subject matter hereof. No representations or statements made by any representative of the Company or the Consultant which are not stated herein shall be binding. The provisions hereof constitute the entire Agreement between the parties. No modification or amendment hereof shall be binding unless in writing and signed by a duly authorized representative of each party. Failure of either party to enforce rights under this Agreement shall not constitute a waiver of such rights.

      11. GOVERNING LAW: - This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

      WHEREFORE, the parties have set their hands hereto, as indicated by the signatures below.



                                  HAROLD BURROW
                                  -----------------------------------
                                  Harold Burrow
                                  Consultant


                                  COLORADO INTERSTATE GAS COMPANY



                                  JON R. WHITNEY
                                  -----------------------------------
                                  Jon R. Whitney
                                  President and Chief Executive Officer





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